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                                                                   EXHIBIT 23.2

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1 No. 333-61515) and related Prospectus of Fox Entertainment Group, Inc. and to the incorporation by reference in this Registration Statement (Form S-1) of Fox Entertainment Group, Inc. of our report dated March 13, 1997 with respect to the consolidated financial statements of NWCG Holdings Corporation included in the Registration Statement (Form S-1 No. 333-61515) of Fox Entertainment Group, Inc.

                                          Ernst & Young LLP

Atlanta, Georgia
November 10, 1998